Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Royal & Sun-Alliance Bond-Backed Series 2002-11
*CUSIP: 21988G411 & 21988GBV7

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2002.

INTEREST ACCOUNT

Balance as of June 7, 2002 .....................................           $0.00
         Scheduled Income received on Securities ...............   $2,990,016.00
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A1 Holders ......................  -$1,829,273.60
         Distribution to Class A2 Holders ......................    -$296,960.00
         Distribution to Depositor .............................    -$863,782.40
         Distribution to Trustee ...............................          -$0.00
Balance as of October 15, 2002 .................................           $0.00

PRINCIPAL ACCOUNT

Balance as of June 7, 2002 .....................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00

LESS:
         Distribution to Holders ...............................           $0.00
Balance as of October 15, 2002 .................................           $0.00

                UNDERLYING SECURITIES HELD AS OF OCTOBER 15, 2002

Principal
Amount              Title of Security
------              -----------------
$66,816,000         Royal & Sun Alliance Insurance Group Subordinated
                    Guaranteed Bonds 8.95% due 10/15/2029
                    *CUSIP: 78004VAB9

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


                                       10